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                                                                    Exhibit 10.6

                    SUBORDINATION AND INTERCREDITOR AGREEMENT

     THIS SUBORDINATION AND INTERCREDITOR AGREEMENT (this "Agreement") is entered into as of July 19, 2002, by and among HELLER FINANCIAL, INC., a Delaware corporation ("Heller"), MIDWEST MEZZANINE FUND II, L.P., a Delaware limited partnership ("Midwest"), JAMES M. USDAN, an individual ("Usdan"; Usdan, Heller and Midwest, are sometimes referred to individually as a "Junior Creditor" and collectively as the "Junior Creditors"), CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "Company"), CASTLE DENTAL CENTERS OF CALIFORNIA, L.L.C., a Delaware limited liability company ("Castle West"), CASTLE DENTAL CENTERS OF FLORIDA, INC., a Florida corporation ("Castle Florida"), CASTLE DENTAL CENTERS OF TENNESSEE, INC., a Tennessee corporation ("Castle Tennessee"), CASTLE DENTAL CENTERS OF TEXAS, INC., a Texas corporation and successor by merger to Dental World, Inc., a Texas corporation, and Castle Dental Centers of Austin, Inc., a Texas corporation ("Castle Texas"), DENTCOR, INC., a Florida corporation ("Dentcor"), CDC OF CALIFORNIA, INC., a Delaware corporation ("CDC"), CASTLE TEXAS HOLDINGS, INC., a Delaware corporation ("Holdings"), and ACADEMY FOR DENTAL ASSISTANTS, INC., a Florida corporation ("Academy"), in favor of BANK OF AMERICA, N.A., a national banking association formerly known as NationsBank, N.A., as agent ("Agent") for all Lenders party to the Credit Agreement described below.

                                 R E C I T A L S

     A. The Company, Agent and Lenders have entered into the Credit Agreement, pursuant to which, among other things, Agent and the Lenders have agreed, subject to the terms and conditions set forth in the Credit Agreement, to restructure certain loans and other financial accommodations to the Company.

     B. The Company and the Junior Creditors have entered into the Note Purchase Agreement, pursuant to which, among other things, each Junior Creditor is extending credit to the Company as evidenced by the Junior Notes.

     C. As an inducement to and as one of the conditions precedent to the agreement of Lenders to consent to the transactions contemplated by the Note Purchase Agreement, Lenders have required the execution and delivery of this Agreement by the Junior Creditors, the Company and the Subsidiaries.

     NOW, THEREFORE, in order to induce Agent and Lenders to consent to the transactions contemplated by the Note Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. All capitalized terms used in this Agreement without definition shall have the meanings ascribed to such terms in the Credit Agreement. In addition, the following terms shall have the following meanings in this Agreement:

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Credit Agreement shall mean that certain Second Amended and Restated Credit
Agreement of even date herewith by and among the Company, Agent and the financial institutions party thereto as Lenders, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder.

Enforcement Action means any action to enforce or attempt to enforce any right or remedy available to any of the Junior Creditors to collect the Junior Debt, including any action or proceeding (a) to accelerate the maturity of, or demand as immediately due and payable, all or any part of the Junior Debt, or (b) to commence, continue or participate in any judicial, arbitral or other proceeding, or any collection, foreclosure or enforcement action of any kind, against the Company or any Subsidiary or any of the Company's or any Subsidiary's assets seeking, directly or indirectly, to enforce any rights or remedies, or to enforce any of the obligations incurred by the Company or any Subsidiary, under or in connection with the Junior Debt.

Junior Debt shall mean all of the obligations of the Company to the Junior Creditors evidenced by the Junior Notes and all other amounts now or hereafter owed by the Company to any Junior Creditor under any of the Junior Debt Documents.

Junior Debt Documents shall mean the Junior Notes, the Note Purchase Agreement and any other loan document pertaining to Junior Debt; provided, however, the term "Junior Debt Documents" shall not include any "Warrants" (as such term is defined in the Note Purchase Agreement).

Junior Notes shall mean, collectively: (i) that certain Convertible Promissory Note of even date herewith in the principal amount of $500,000.00 made by Company to the order of Heller, (ii) that certain Convertible Promissory Note of even date herewith in the principal amount of $500,000.00 made by Company to the order of Midwest and (iii) that certain Convertible Promissory Note of even date herewith in the principal amount of $700,000.00 made by Company to the order of Usdan, in each instance as the same may be amended, substituted, supplemented or otherwise modified from time to time as permitted hereunder.

Loan Documents shall have the meaning specified in the Credit Agreement.

Note Purchase Agreement shall mean that certain Senior Subordinated Note and Warrant Purchase Agreement of even date herewith by and among the Company and each of the Junior Creditors, as the same may hereafter be amended, restated, supplemented or otherwise modified from time to time as permitted hereunder.

Proceeding shall mean any voluntary or involuntary insolvency, bankruptcy, receivership, custodianship, liquidation, dissolution, reorganization, assignment for the benefit of creditors, appointment of a custodian, receiver, trustee or other officer with similar powers or any other proceeding for the liquidation, dissolution or other winding up of a Person.

Reorganization Subordinated Securities shall mean (a) any equity securities issued in



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substitution of all or any portion of the Junior Debt that are subordinated in right of payment to the Senior Debt (or any notes or other securities issued in substitution of all or any portion of the Senior Debt), and (b) any notes or other debt securities issued in substitution of all or any portion of the Junior Debt that are subordinated to the Senior Debt (or any notes or other securities issued in substitution of all or any portion of the Senior Debt) to the same extent that the Junior Debt is subordinated to the Senior Debt pursuant to the terms of this Agreement.

Senior Creditor shall mean the Agent and any party to the Credit Agreement as a Lender.

Senior Debt shall mean: (a) all principal, interest, fees, reimbursements, indemnifications and other amounts now or hereafter owed by the Company to Senior Creditors under the Credit Agreement and other Loan Documents and (b) any increases, extensions and rearrangements of the foregoing obligations under any amendments, supplements and other modifications of the documents and agreements creating the foregoing obligations to the extent permitted under Section 3 hereof; provided, however, that in no event shall the principal amount of the Senior Debt exceed the sum of the aggregate principal amount of Senior Debt outstanding on the date hereof plus $2,000,000, reduced by the amount of any repayments and prepayments thereof (it being understood that no amounts expended by any Senior Creditor to preserve the value of, or otherwise protect, the Collateral, shall be subject to, or included within, the foregoing limitations).

Subsidiaries shall mean, collectively, Academy, Castle West, Castle Florida, Castle Tennessee, Castle Texas, Dentcor, CDC, Holdings and any other Person now or hereafter guaranteeing payment or performance of the Junior Debt. Each of the Subsidiaries may be referred to individually as a Subsidiary.

2. Subordination.

     2.1 Subordination of Junior Debt to Senior Debt. The Company and each Subsidiary covenants and agrees, and each Junior Creditor by its acceptance of a Junior Note (whether upon original issue or upon transfer or assignment) likewise covenants and agrees, that unless and until the Senior Debt shall have been irrevocably paid in full, the payment and performance of the Junior Debt is hereby made expressly subordinate and junior in right of payment and performance to the prior payment and performance of all obligations and liabilities under the Senior Debt to the extent and in the manner set forth in this Section 2. Each holder of Senior Debt, whether now outstanding or hereafter created, incurred, assumed or guaranteed, and whether such holder holds any Senior Debt as of the date hereof or later becomes a holder by means of assignment or otherwise, shall be deemed to have acquired Senior Debt in reliance upon the provisions contained in this Agreement.

     2.2 Proceedings. In the event of any Proceeding involving the Company, (a) all Senior Debt first shall be paid in full before any payment of or with respect to the Junior Debt shall be made (other than a distribution of Reorganization Subordinated Securities); and (b) any payment or distribution, whether in cash, property or securities which, but for


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the terms hereof, otherwise would be payable or deliverable in respect of the
Junior Debt (other than a distribution of Reorganization Subordinated Securities), shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Credit Agreement) until all Senior Debt is irrevocably paid in full, and each Junior Creditor irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and distributions.

     In the event of any Proceeding involving any Subsidiary, (a) all payments or distributions in such Proceeding shall be applied to Senior Debt before any payment of or with respect to the Junior Debt shall be made (other than a distribution of Reorganization Subordinated Securities); and (b) any payment or distribution, whether in cash, property or securities which, but for the terms hereof, otherwise would be payable or deliverable in respect of the Junior Debt (other than a distribution of Reorganization Subordinated Securities) in such Proceeding, shall be paid or delivered directly to Agent (to be held and/or applied by Agent in accordance with the terms of the Credit Agreement) until all Senior Debt is irrevocably paid in full, and each Junior Creditor irrevocably authorizes, empowers and directs all receivers, trustees, liquidators, custodians, conservators and others having authority in the premises to effect all such payments and distributions.

     2.3 Limitation on Payments.

     (a) Neither the Company nor any Subsidiary may make, and no Junior Creditor may receive, any payment or prepayment of any sum with respect to the Junior Debt (other than reimbursement of actual and reasonable out-of-pocket costs and expenses not to exceed, with respect to periods prior to the Closing Date, $50,000) until all of the Senior Debt shall have been irrevocably paid in full.

     (b) The provisions of this subsection 2.3 shall not apply to any payment with respect to which subsection 2.2 would be applicable.

     2.4 Subordination of Liens and Guarantees. The Junior Creditors will not create, assume, or suffer to exist any lien, security interest, guaranty, or assignment of collateral securing or guaranteeing the repayment of the Junior Debt. Any judgment lien, and any other lien, security interest, guaranty or assignment existing in violation of the foregoing shall be fully subordinate to any lien, security interest, guaranty or assignment in favor of the Senior Creditors which secures any of the Senior Debt, and the Junior Creditors, the Company and the Subsidiaries shall immediately take any and all steps necessary to effect the release of any such lien, security interest, assignment or collateral or the termination of any such guaranty.

     2.5 Restriction on Action by the Junior Creditors.

     (a) Until the Senior Debt is paid in full, no Junior Creditor shall, without the prior written consent of the Senior Lenders, take any Enforcement Action with respect to the Junior Debt, except as permitted in the following sentence. Upon the earlier to occur of:


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          (i) acceleration of the Senior Debt; or

          (ii) commencement of a Proceeding with respect to the Company;

the Junior Creditors may accelerate the Junior Debt or take any other Enforcement Action; provided, however, that if following the acceleration of the Senior Debt, such acceleration is rescinded, then all Enforcement Actions taken by the Junior Creditors shall likewise be rescinded if such Enforcement Action is based solely on such acceleration.

     (b) Until the Senior Debt is irrevocably paid in full and notwithstanding anything contained in the Junior Debt Documents, the Credit Agreement or any of the other Loan Documents to the contrary, no Junior Creditor shall, without the prior written consent of Agent (which consent may be withheld in the Agent's sole discretion), agree to any amendment, modification or supplement to the Junior Debt Documents, or make any increases, extensions, rearrangements, amendments, supplements, or other modifications to the Junior Debt, the effect of which is to (i) increase the maximum principal amount of the Junior Debt or rate of interest on any of the Junior Debt, (ii) accelerate or shorten the dates upon which payments of principal or interest on the Junior Debt are due, (iii) change in a manner adverse to Company or any Subsidiary, or add, any event of default or any covenant with respect to the Junior Debt, (iv) change any put, redemption or prepayment provisions of the Junior Debt, or (v) alter the subordination provisions with respect to the Junior Debt, including, without limitation, subordinating the Junior Debt to any other debt.

     (c) Notwithstanding anything herein to the contrary, (i) the Junior Creditors may file proofs of claim against the Company in any Proceeding involving the Company, (ii) the Junior Creditors may at any time and from time to time convert all or any portion of the Junior Notes into common stock of the Company in accordance with the terms thereof and (iii) the Junior Creditors may accrue interest at the default rate specified in the Note Purchase Agreement, or otherwise give notices or file suits, actions or proceedings, and the Company may agree to tolling agreements, to prevent the running of the relevant statute of limitations, but no Junior Creditor may receive any property or payment on account of any such suit, action or proceeding until the Senior Debt has been irrevocably paid in full.

         2.6 Incorrect Payments. If any payment or distribution on account of the Junior Debt not permitted to be made by the Company or any Subsidiary or received by a Junior Creditor under this Agreement is received by such Junior Creditor before all outstanding Senior Debt has been irrevocably paid in full, such payment or distribution shall not be commingled with any asset of such Junior Creditor, shall be held in trust by such Junior Creditor for the benefit of Lenders and shall be immediately paid over to Agent, or its designated representative, in the form received (together with any necessary endorsements) for application (in accordance with the Credit Agreement) to the Senior Debt until all outstanding Senior Debt has been irrevocably paid in full.

     2.7 Sale, Transfer, etc. No Junior Creditor shall sell, assign or otherwise transfer all


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or any portion of the Junior Debt or any Junior Debt Document unless prior to the consummation of any such action, the transferee thereof shall execute and deliver to Agent an agreement substantially identical to this Agreement, providing for the continued subordination and forbearance of the Junior Debt to the Senior Debt as provided herein and for the continued effectiveness of all of the rights of the Senior Creditors arising under this Agreement. Any failure to execute or deliver any such agreement shall make any attempted sale, assignment or other transfer of any portion of the Junior Debt or any Junior Debt Document void ab initio. The subordination effected hereby shall survive any sale, assignment, pledge, disposition or other transfer of all or any portion of the Junior Debt, and the terms of this Agreement shall be binding upon the successors and assigns of such Junior Creditor, as provided in Section 10 below.

     2.8 Legends. The Junior Creditors shall cause all Junior Debt to be evidenced by a note, debenture, instrument, or other writing evidencing the Junior Debt and will inscribe a statement or legend thereon to the effect that such note, debenture, instrument, or other writing is subordinated to the Senior Debt in favor of the Senior Creditors in the manner and to the extent set forth in this Agreement.

     3. Modifications to Senior Debt. This is an irrevocable agreement of subordination and the Senior Creditors may, without notice to any of the parties hereto and without impairing or releasing the obligations of the Company, any Subsidiary and the Junior Creditors hereunder, (a) create Senior Debt by extending credit under the Credit Agreement; (b) change the terms of or increase the amount of the Senior Debt by increasing, extending, rearranging, amending, supplementing, or otherwise modifying any of the Loan Documents or other instruments or agreements creating Senior Debt; (c) sell, exchange, release, or otherwise deal with any collateral securing any Senior Debt; (d) release anyone, including the Company, any Subsidiary or any guarantor, liable in any manner for the payment or collection of any Senior Debt; (e) exercise or refrain from exercising any rights against the Company or any Subsidiary or any other Person; and (f) apply any sums received by any of the Senior Creditors, from whatever source, to the payment of the Senior Debt; provided, however, that neither Agent nor any of the Lenders shall (a) increase the Senior Debt to an amount greater than the sum of the aggregate principal amount of Senior Debt outstanding on the date hereof plus $2,000,000, reduced by the amount of any repayments and prepayments thereof (it being understood that no amounts expended by any Senior Creditor to preserve the value of, or otherwise protect, the Collateral, shall be subject to, or included within, the foregoing limitations), (b) increase the interest rate with respect to the Senior Debt by more than three hundred (300) basis points from any interest rate specified in the Credit Agreement as in effect on the date hereof, or (c) extend the final maturity of the Senior Debt to a date later than June 30, 2007.

     4. Continued Effectiveness of this Agreement. The terms of this Agreement, the subordination effected hereby, and the rights and the obligations of the Junior Creditors, the Company, the Subsidiaries, Agent and Lenders arising hereunder shall not be affected, modified or impaired in any manner or to any extent by: (a) any amendment or modification of or supplement to the Credit Agreement, any of the other Loan Documents or any of the Junior Debt Documents, in each instance, to the extent permitted herein; (b) the validity or enforceability of any of such documents; or (c) any exercise or non-exercise of any right, power or remedy under or in respect of the Senior Debt or the Junior Debt or any of the instruments or documents referred to in clause (a) above. The Junior Creditors and each other holder of Junior Debt hereby


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

acknowledge that the provisions of this Agreement are intended to be enforceable at all times, whether before the commencement of, after the commencement of, in connection with or premised on the occurrence of a Proceeding.

     5. Cumulative Rights, No Waivers. Each and every right, remedy and power granted to Agent or Lenders hereunder shall be cumulative and in addition to any other right, remedy or power specifically granted herein, in the Credit Agreement or the other Loan Documents or now or hereafter existing in equity, at law, by virtue of statute or otherwise, and may be exercised by Agent or Lenders, from time to time, concurrently or independently and as often and in such order as Agent or Lenders may deem expedient. Any failure or delay on the part of Agent or Lenders in exercising any such right, remedy or power, or abandonment or discontinuance of steps to enforce the same, shall not operate as a waiver thereof or affect the rights of Agent or Lenders thereafter to exercise the same, and any single or partial exercise of any such right, remedy or power shall not preclude any other or further exercise thereof or the exercise of any other right, remedy or power, and no such failure, delay, abandonment or single or partial exercise of the rights of Agent or Lenders hereunder shall be deemed to establish a custom or course of dealing or performance among the parties hereto.

     6. Modification. Any amendment, modification or waiver of any provision of this Agreement shall not be effective in any event unless the same is in writing and signed by Agent, Company, the Subsidiaries and each Junior Creditor and then such amendment, modification or waiver shall be effective only in the specific instance and for the specific purpose given.

     7. Additional Documents and Actions. The Company, each Subsidiary and the Junior Creditors at any time, and from time to time, after the execution and delivery of this Agreement, will execute and deliver such further documents as Agent reasonably may request that may be necessary in order to confirm the subordination effected herein.

     8. Notices. Unless otherwise specifically provided herein, any notice or other communication required or permitted to be given shall be in writing addressed to the respective party as set forth below and may be personally served, telecopied or sent by overnight courier service or certified or registered United States mail and shall be deemed to have been given (a) if delivered in person, when delivered; (b) if delivered by telecopy, on the date of transmission if transmitted on a Business Day before 1:00 p.m. (Central time) or, if not, on the next succeeding Business Day; (c) if delivered by overnight courier, two (2) Business Days after delivery to such courier properly addressed; or (d) if by United States mail, four (4) Business Days after deposit in the United States mail, postage prepaid and properly addressed.

     Notices shall be addressed as follows:

         (a)      If to Agent:

                  Bank of America, N.A.
                  901 Main Street, 11th Floor
                  Dallas, Texas 75202-3714
                  Attention: Mark Henze
                  Telecopy: 214.209.3444

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         (b)      If to Heller:

                  HELLER FINANCIAL, INC.
                  c/o Heller Healthcare Financial Services
                  500 West Monroe Street
                  Chicago, Illinois  60661
                  Attention: Michael Sznajder
                  Telecopy: 312.441.7598

                  With a copy to:

                  HELLER FINANCIAL, INC.
                  c/o Heller Healthcare Financial Services
                  2 Wisconsin Circle, 4th Floor
                  Chevy Chase, Maryland 20815
                  Attention:  Katherine R. Lofft, Esq.
                  Telecopy:  301.664.9866

         (c)      If to Midwest:

                  Midwest Mezzanine Fund II, L.P.
                  208 South LaSalle Street, 10th floor
                  Chicago, Illinois 60604-1003
                  Attention: J. Allan Kayler
                  Telecopy: 312.553.6647

                  and

                  Foley & Lardner
                  Three First National Plaza, Suite 4100
                  Chicago, Illinois 60602
                  Attention: Van E. Holkeboer, Esq.
                  Telecopy:  312.558.3310

         (d)      If to Usdan:

                  James M. Usdan
                  c/o Castle Dental Centers, Inc.
                  3701 Kirby Drive, Suite 550
                  Houston, Texas  77098
                  Attention: James Usdan
                  Telecopy: 713.490.8420

                  and

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                  Porter & Hedges, LLP
                  700 Louisiana, 35th floor
                  Houston, Texas 77002
                  Attention: Robert G. Reedy, Esq.
                  Telecopy: 713.226.0274

         (e)      If to  the Company or any Subsidiary:

                  c/o Castle Dental Centers, Inc.
                  3701 Kirby Drive, Suite 550
                  Houston, Texas  77098
                  Attention: James Usdan
                  Telecopy: 713.490.8420

or in any case, to such other address as the party addressed shall have previously designated by written notice to the serving party, given in accordance with this Section 8. A notice not given as provided above shall, if it is in writing, be deemed given if and when actually received by the party to whom given.

         9. Severability. In the event that any provision of this Agreement is deemed to be invalid, illegal or unenforceable by reason of the operation of any law or by reason of the interpretation placed thereon by any court or governmental authority, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby, and the affected provision shall be modified to the minimum extent permitted by law so as most fully to achieve the intention of this Agreement.

     10. Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their successors and assigns.

     11. Counterparts. This Agreement may be executed in one (1) or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall be one and the same instrument.

     12. Defines Rights of Creditors. The provisions of this Agreement are solely for the purpose of defining the relative rights of the Junior Creditors, Agent and Lenders and shall not be deemed to create any rights or priorities in favor of any other Person, including, without limitation, the Company or the Subsidiaries.

     13. Subrogation. Subject to the irrevocable payment in full of all Senior Debt, in the event and to the extent cash, property or securities otherwise payable or deliverable to the holders of the Junior Debt shall have been applied pursuant to this Agreement to the payment of Senior Debt, then and in each such event, the holders of the Junior Debt shall be subrogated to the rights of each holder of Senior Debt to receive any further payment or distribution in respect of or applicable to the Senior Debt; and, for the purposes of such subrogation, no payment or distribution to the holders of Senior Debt of any cash, property or securities to which any holder of Junior Debt would be entitled except for the provisions of this Agreement shall, and no payment over pursuant to the provisions of this Agreement to the holders of Senior Debt by the holders of the Junior Debt shall, as between Company and the Subsidiaries, their creditors other


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than the holders of the Senior Debt and the holders of Junior Debt, be deemed to be a payment by the Company or the Subsidiaries to or on account of Senior Debt.

     14. Headings. The paragraph headings used in this Agreement are for convenience only and shall not affect the interpretation of any of the provisions hereof.

     15. Termination. Except for Sections 17, 18 and 19 hereof, this Agreement shall terminate upon the irrevocable payment in full of all of the Senior Debt.

     16. Applicable Law. This Agreement shall be governed by and shall be construed and enforced in accordance with the internal laws of the State of Texas, without regard to conflicts of law principles.

     17. WAIVER OF JURY TRIAL. THE JUNIOR CREDITORS, THE COMPANY, THE SUBSIDARIES AND AGENT EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE JUNIOR DEBT DOCUMENTS. THE JUNIOR CREDITORS, THE COMPANY, THE SUBSIDIARIES AND AGENT ACKNOWLEDGE THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE LOAN DOCUMENTS AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH OF THE JUNIOR CREDITORS, THE COMPANY, THE SUBSIDIARIES AND AGENT WARRANTS AND REPRESENTS THAT EACH HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

     18. Enforcement. The Senior Creditors are hereby authorized to setoff and apply any obligations owed by the Senior Creditors to the Company or a Subsidiary against any obligations of the Company or a Subsidiary under this Agreement. The provisions of this paragraph shall survive termination of this Agreement.

     19. Reinstatement. The obligations of Junior Creditors under this Agreement shall continue to be effective, or be reinstated after irrevocable payment in full of the Senior Debt, as the case may be, if at any time any payment (an "Invalidated Senior Payment") in respect of the Senior Debt is rescinded or otherwise restored or returned by a Senior Creditor to the Company or any Subsidiary by reason of any Proceedings, all as though such Invalidated Senior Payment had not been made. To the extent the Junior Creditors have received any payments with respect to the Junior Debt on or subsequent to the date of the receipt by the Senior Creditors of such Invalidated Senior Payment and such payments received by the Junior Creditors have not been rescinded or otherwise restored or returned by the Senior Creditors to the Company or any Subsidiary or paid over to the Senior Creditors, the Junior Creditors hereby agree to pay over to the Senior Creditors the amount of such payments so received by the Junior Creditors on or subsequent to such date to the extent necessary to restore to the Senior Creditors the amount of the Invalidated Senior Payment.


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

     20. Termination of Prior Subordination Agreement. The parties hereto acknowledge and agree that, upon the execution, delivery and effectiveness of this Agreement, that certain Subordination and Intercreditor Agreement dated as of January 31, 2000 by and among the Company, Agent, Heller, Midwest and the Persons party thereto as "Guarantors" is terminated and shall be of no further force or effect.

THIS WRITTEN AGREEMENT AND THE RELATED LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                 - Remainder of Page Intentionally Left Blank -
                            [Signature Page Follows]


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         IN WITNESS WHEREOF, each Junior Creditor, the Company and the
Subsidiaries have caused this Agreement to be executed in favor of the Agent for all the Lenders as of the date first above written.

COMPANY:                                                    AGENT:
-------                                                     -----

CASTLE DENTAL CENTERS, INC.,              BANK OF AMERICA, N.A.,
a Delaware corporation                    a national banking association

             /s/ John M. Slack                        /s/ Mark Henze
By:      _____________________________    By:      _____________________________
             John M. Slack                            Mark Henze
Name:    _____________________________    Name:    _____________________________
             Senior Vice President                    Senior Vice President
Title:   _____________________________    Title:   _____________________________

                                  SUBSIDIARIES:

JUNIOR CREDITORS:
                                          Academy for Dental Assistants, Inc., a
MIDWEST MEZZANINE FUND II, L.P.,          Florida corporation;
a Delaware limited partnership            Castle Dental Centers Of California,
                                          L.L.C., a Delawarelimited liability
                                          company;
By:    ABN AMRO Mezzanine Management      Castle Texas Holdings, Inc., a
       Management II, L.P., its general   Delaware corporation;
       partner                            Castle Dental Centers Of Texas, Inc.,
                                          a Texas corporation and successor by
                                          merger to Dental World, Inc., a Texas
                                          corporation, and Castle Dental centers
By:    ABN AMRO Mezzanine Management II,  of Austin, Inc., a Texas corporation;
       Inc., its general partner          CDC Of California, Inc., a Delaware

        /s/ Paul Kreie                    corporation;
By:    _______________________________    Castle Dental Centers Of Florida,
Name:  Paul Kreie                         Inc., a Florida corporation;
Title: Vice President                     Castle Dental Centers Of Tennessee,
                                          Inc., a Tennessee corporation; and
                                          Dentcor, Inc., a Florida corporation

HELLER FINANCIAL, INC., a Delaware                   /s/ John M. Slack
corporation                               By:      _____________________________
                                                     John M. Slack
                                          Name:    _____________________________
                                                     Senior Vice President
                                          Title:   _____________________________
           /s/ Michael Sznajder
By:      _____________________________
             Michael Sznajder
Name:    _____________________________
             Senior Vice President
Title:   _____________________________


JAMES M. USDAN, an individual

           /s/ James M. Usdan
By:      _____________________________
Name:    James M. Usdan





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